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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Nos. 33-21087, 33-21088, 33-40177, 33-51235, 33-53463,
33-64273, 33-64665, 333-91769, 333-30526, 333-31762, 333-40282, 333-53246,
333-56696, 333-72206, 333-65796, 333-101519 and 333-109296) of Merck & Co., Inc.
of our report dated June 22, 2004 relating to the financial statements of the Merck Puerto Rico Employee Savings and Security Plan as of December 31, 2003 and 2002 and for the year ended December 31, 2003, which appears in this Form 11-K.

/s/PRICEWATERHOUSECOOPERS LLP

San Juan, Puerto Rico
June 22, 2004

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